CERTIFICATE OF DESIGNATIONS, VOTING POWERS,

                             PREFERENCES AND RIGHTS

                                       OF

                          THE SERIES OF PREFERRED STOCK

                                       OF

                              OXFORD CAPITAL CORP.

                                TO BE DESIGNATED

                 SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK


     Oxford Capital Corp., a Nevada Corporation (the "Corporation"), by way of this Certificate of Designation, Preferences and Rights (as it may hereafter be amended, modified or supplemented upon vote of the Board of Directors of the Corporation and approval of all holders of Series A Preferred Stock, as such term is hereinafter defined, (the "Certificate") certifies that, pursuant to the authority expressly vested in the Board of Directors by the Corporation's Articles of Incorporation, and in accordance with the provisions of Section
78.195 of the Nevada Revised Statutes, the Board of Directors of the Corporation has duly adopted the following resolutions creating a series of its Preferred Stock designated as Series A Convertible Redeemable Preferred Stock:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, as amended, this Board of Directors hereby creates a series of Preferred Stock, $.001 par value, and this Board of Directors hereby fixes the designation and the voting power, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, set forth in the Articles of Incorporation, as amended, which are applicable to all series of Preferred Stock of the Corporation) as follows:

     One Hundred Thousand (100,000) shares of Preferred Stock, par value $.001 per share, of the Corporation are hereby constituted as a series of Preferred Stock designated as Series A Preferred Convertible Redeemable Stock ("Series A Preferred Stock") with the voting powers and the preferences and rights hereinafter set forth:

1. Voting Rights. The holders of the Series A Preferred Stock shall vote as if each share of Series A Preferred Stock were ten shares of Common Stock of the Corporation and shall vote in parity with said Common Stock. Without the approval of holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not (a) authorize, create or issue any shares of any class or series ranking senior to the Series A Preferred Stock as to liquidation rights, (b) amend, alter or repeal, by any means,

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     the Certificate of  Incorporation  if the powers,  preferences,  or special rights of the Series A Preferred Stock would be adversely affected, or (c) become subject to any restriction on the Series A Preferred Stock, other than restrictions arising solely under the Nevada Revised Statutes or existing under the Certificate of Incorporation as in effect on the date of this Certificate of Designation.

2. Liquidation or Dissolution. Subject to the prior rights of the Corporation's creditors and holders of securities senior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution, or winding-up of the Corporation, in the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive $10.00 per share (the "Liquidation Preference"), together with accrued and unpaid dividends payable thereon to the date fixed for payment of such distribution, if any, all of which shall be paid in cash, before any distribution is made to holders of any Junior Stock. If, upon any such liquidation, dissolution, or winding-up of the Corporation, the assets distributable among the holders of Series A Preferred Stock (and any series of preferred stock ranking in parity with the Series A Preferred Stock in respect of distributions upon liquidation, dissolution, or winding-up) shall be insufficient to permit the payment in full to such holders of the preferential amount payable to such holders determined as aforesaid, then the holders of Series A Preferred Stock will share ratably in any distribution of the Corporation's assets in proportion to the respective preferential amounts that would have been payable if such assets were sufficient to permit payment in full of all such amounts. After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

3.   Conversion Rights.

     (a) Conversion. Each share of the Series A Preferred Stock shall be convertible at the option of the holder thereof into one fully paid and non-assessable share of Common Stock of the Corporation (the "Conversion Shares") and one warrant of the Corporation (the "Conversion Warrants"). In order to convert shares of the Series A Preferred Stock, the holder shall submit to the Corporation a Conversion Notice (as defined below) accompanied by payment of the then applicable Conversion Price (as defined below). The Conversion Price ("Conversion Price") shall be as follows: with respect to the first twenty five thousand shares of Series A Preferred Stock converted, the Conversion Price shall be $1.00 per share; with respect to the second twenty five thousand shares of Series A Preferred Stock converted, the Conversion Price shall be $1.50 per share; with all respect all remaining shares of Series A Preferred Stock, the Conversion Price shall be equal to eighty percent (80%) of the average closing bid price of the Common Stock as calculated over the twenty trading-day period ending on the trading day immediately preceding the date on which the Company receives (by telecopier) each Conversion Notice (as defined herein) (the "Conversion Date Average"). Each Conversion Warrant shall be exercisable for a period of one year from the date of issuance to purchase one share of Common Stock at a price equal to the closing price of the Corporation's Common Stock on the date of submission of the Conversion Notice pursuant to which such Conversion Warrant was issued.


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
          An individual share of Series A Preferred Stock may only be permitted to convert in its entirety. Partial conversion of an individual share of Series A Preferred Stock is not permitted.

     (b)  Mechanics  of  Conversion.  The  holder  of any  shares  of  Series  A
          Preferred Stock may exercise the conversion right as to any part thereof by delivering via facsimile to the Corporation, at the office of the Corporation at 4245 N. Central Expressway, Suite 300, Dallas, Texas 75205, a conversion notice (the "Conversion Notice"). The Conversion Notice shall state (i) that the holder elects to convert its shares, (ii) the number of shares of Series A Preferred Stock which such holder is converting, and (iii) subject to applicable securities laws, the name(s) in which the certificate(s) representing the Conversion Shares to which such holder is entitled are to be issued. Notice given by telecopier to telecopier number 1-214-521-8409 shall be deemed notice for purposes of this paragraph and shall be deemed given at the time of the holder's transmittal. The Conversion Notice shall be deemed accepted by the Corporation provided the holder surrenders, or causes any agent for the holder to surrender, the certificate(s) for the Series A Preferred Stock to be converted, duly endorsed or assigned in blank, to the Corporation, and accompanied by a certified check, wire transfer or other good funds in full payment of the Conversion Price at the location set forth above, within three (3) business days after delivery of the Conversion Notice. Provided that the certificate(s) and Conversion Price are delivered in accordance with the preceding sentence, the conversion shall be deemed to have been effected on the date of delivery of the Conversion Notice by telecopier, and such date is referred to herein as the "Conversion Date." Within three (3) business days of receipt by the Corporation of the certificate(s) representing the Series A Preferred Stock accompanied by payment of the Conversion Price, the Corporation shall deliver instructions to its transfer agent to issue to such holder a certificate or certificates representing the number of Conversion Shares and Conversion Warrants which such holder is entitled to receive. Unless (i) such Conversion Shares and Conversion Warrants have been held long enough to satisfy the holding period set forth in Rule 144(k) (or any successor provision) promulgated under the Securities Act, (ii) such shares and Conversion Warrants become freely tradeable pursuant to another exemption under the Securities Act, or (iii) the converting holder purchased such shares pursuant to a current prospectus under an effective registration statement covering the purchase and sale of such shares, the certificate(s) representing the Conversion Shares and Conversion Warrants will bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.


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
          The person in whose name the certificate(s) for the Conversion Shares and Conversion Warrants are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he or she shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of whole shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle in all respects the holder thereof to the rights of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

     (c) Fractional Shares. No fractional or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole number of shares.

     (d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization (pursuant to any petition under the Bankruptcy Code or otherwise), transfer of assets, consolidation, merger or dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     (e) Taxes Upon Conversion. The Corporation shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock.

     (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock at the time outstanding subject to any adjustment provided herein.

4. Dividends. Each holder of shares of Series A Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock or any other Junior Stock, a cumulative annual dividend payment as follows: $0.20 for each share of Series A Preferred Stock held up to and including the first anniversary of the issuance of such shares; $0.40 for each share of Series A Preferred Stock held after the first anniversary and up to and including the second anniversary of the issuance of such shares; and $0.60 for each share of Series A Preferred Stock held after the second anniversary and up to and including the third anniversary of the issuance of such shares. No dividends shall accrue or be payable on the Series A


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
     Preferred Stock after the third anniversary of the issuance of such shares. Dividends are payable in cash on each anniversary of the issuance of the shares and on the earlier of conversion or redemption of the shares. Dividends on the shares of Series A Preferred Stock shall accumulate from the date such shares are originally issued through the applicable anniversary date or the date of conversion or redemption, if earlier, on the basis of a calendar year consisting of twelve (12) months each consisting of thirty (30) days. Dividends shall only be payable out of the assets of the corporation legally available for the payment thereof.

5.   Redemption.

     (a) Optional Redemption. At the option of the Corporation, the Series A Preferred Stock shall be subject to redemption, in whole or in part, at a price equal to $10.00 per share plus any accrued and unpaid dividends, at any time after one year from the issuance of such shares.

     (b) Mandatory Redemption or Conversion. On the third anniversary of the date of original issuance, the Corporation shall either (i) redeem all shares of Series A Preferred Stock remaining outstanding and unconverted by paying to the holders of such outstanding Series A Preferred Stock in cash the sum of $10.00 per share together with all accrued and unpaid dividends, or (ii) convert each share of the Series A Preferred Stock into twenty shares of Common Stock.

     (c) Mechanics of Redemption. Notice of Redemption by the Corporation (the "Redemption Notice") shall be sent to the holder at such holder's address and telecopier number as the same shall appear on the books of the Corporation. The Corporation shall redeem the shares of Series A Preferred Stock called for redemption pursuant to paragraph 5(a) on the seventh (7th) calendar day following the date on which the Corporation provides a Redemption Notice (the "Redemption Date"). The Redemption Notice shall state that (a) the shares of Preferred Stock will be redeemed at the close of business on the Redemption Date, (b) the redemption price, (c) the place at which certificates for shares of Series A Preferred Stock called for redemption must be surrendered to collect the redemption price, (d) dividends on shares of Series B Preferred Stock called for redemption cease to accrue at the close of the last day prior to the Redemption Date and (e) the Section of this Certificate of Designations, Voting Powers, Preferences and Rights pursuant to which they are to be redeemed. From and after the Redemption Date, unless the Corporation shall default in the payment of redemption price pursuant to the Redemption Notice, all dividends on the Series A Preferred Stock designated to be redeemed by the Corporation shall cease to accrue and all rights of the holders thereof as stockholders of such shares, except the right to receive the redemption price (but without interest thereon), shall cease and terminate. Any and all shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation thereafter shall be canceled and returned to the status of authorized and unissued Preferred Stock.

     (d) Transfer Books. To facilitate the redemption of any shares of Series A Preferred Stock, the Board of Directors is authorized to cause the transfer books for such Series A Preferred Stock to be closed as to the shares to be redeemed, unless the rules of any national securities


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
          exchange or automated quotation system on which the Series A Preferred Stock may be listed or quoted prohibit the closing of such transfer books.

6. No Preemptive Rights. No holder of Series A Preferred Stock shall have any preemptive or preferential right of subscription to any shares of stock of the Corporation, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Corporation, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority conferred by the Corporation's Certificate of Incorporation.

7.   Definitions.

     (a)  "Common   Stock"  shall  mean  the  shares  of  common  stock  of  the
          Corporation, par value $.001 per share, and any stock into which such Common Stock may hereinafter be changed.

     (b) "Conversion Date" shall have the meaning such term is given in Section 3(a) hereof.

     (c)  "Conversion  Notice"  shall  have the  meaning  such  term is given in
          Section 3(b) hereof.

     (d)  "Conversion  Price"  shall  have  the  meaning  such  term is given in
          Section 3(a) hereof.

     (e)  "Conversion  Shares"  shall  have the  meaning  such  term is given in
          Section 3(a) hereof.

     (f)  "Conversion  Warrants"  shall have the  meaning  such term is given in
          Section 3(a) thereof.

     (g) "Junior Stock" shall mean the Common Stock or any other class or series of capital stock of the Corporation which at the time of issuance is not declared to be senior to or on a parity with the Series A Preferred Stock as to dividends or rights upon liquidation.

     (h)  "Liquidation  Preference" shall have the meaning such term is given in
          Section 2 hereof.

     (i) "Person" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

     (j) "Redemption Date" shall have the meaning such term is given in Section 5(d) hereof.

     (k)  "Redemption  Notice"  shall  have the  meaning  such  term is given in
          Section 5(d) hereof.

     (l)  "Securities Act" shall mean the Securities Act of 1933, as amended.

     (m) "Trading Day" shall mean any day on which trading takes place (a) in the over-the-counter- market and prices reflecting such trading are published by the National Association of


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
          Securities Dealers Automated Quotation System or (b) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

     IN WITNESS WHEREOF, Oxford Capital Corp. has caused this Certificate to be duly executed and attested as of this 15th day of October, 1997.


                                        By:
                                           -------------------------------------
                                        Name:  Robert E. Cheney
                                        Title: President


ATTEST:



By:
   --------------------------
Title: Secretary


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